Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266887

Prospectus Supplement No. 3 dated August 23, 2023

(To Prospectus dated October 19, 2022)

BITECH TECHNOLOGIES CORPORATION

141,954,924 Shares of Common Stock for Resale by Selling Stockholders

This Prospectus Supplement No. 3 (“Prospectus Supplement No. 3”) is being filed by Bitech Technologies Corporation, a Delaware corporation (the “Company,” “we,” “our”, “us”) to update and supplement the information contained in the Prospectus dated October 19, 2022 (the “Prospectus”) and Prospectus Supplement No. 1 filed on April 12, 2023 and Prospectus Supplement No. 2 filed on June 5, 2023 (collectively, the “Supplements”) relating to the resale from time to time of up to an aggregate of 141,954,924 shares of our common stock, par value $0.001 per share (“common stock”) held by the selling stockholders named in the Prospectus or their permitted transferees (“Selling Stockholders”).

This Prospectus Supplement No. 3 is being filed to update and supplement the information contained in the Prospectus, which forms a part of our registration statement on Form S-1 (File No. 333-266887) with the information contained in the following reports filed by the Company with the Securities and Exchange Commission on the dates indicated below (collectively, the “Reports”). Each of the respective Reports are attached hereto.

Report	Date Filed
Quarterly Report on Form 10-Q for the period ended June 30, 2023	August 15, 2023

This Prospectus Supplement No. 3 is not complete without, and may not be delivered or utilized except in connection with the Prospectus, including the Supplements and amendments thereto. This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus and the Supplements, which is to be delivered with this Prospectus Supplement No. 3. This Prospectus Supplement No. 3 is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement No. 3 updates or supersedes the information contained in the Prospectus, including the Supplements and amendments thereto.

Our Common Stock is quoted on the OTCQB under the ticker symbol “BTTC.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 of the Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 23, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarter Ended June 30, 2023

☐ Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (No fee required)

For the transition period from _______ to _______.

Commission file number: 000-27407

BITECH TECHNOLOGIES CORPORATION

(Name of Registrant in Its Charter)

Delaware	98-0187705
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660 (Address of Principal Executive Offices)

(855) 777-0888

(Issuer’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

At July 31, 2023, there were 476,181,817 shares of the registrant’s common stock outstanding (the only class of voting common stock).

FORM 10-Q

2

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Forward-looking statements may appear throughout this report, including without limitation, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this report and in our Annual Report on Form 10-K for the year ended December 31, 2022, and in particular, the risks discussed under the caption “Risk Factors” in Item 1A of this report and in in our Form 10-K, and those discussed in other documents we file with the Securities and Exchange Commission (“SEC”). Important factors that in our view could cause material adverse effects on our financial condition and results of operations include, but are not limited to, risks associated with service demands and acceptance, our ability to expand, changes in healthcare practices, changes in technology, economic conditions, the impact of competition and pricing, government regulation and approvals, impacts and disruptions caused by the COVID-19 pandemic and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. We undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, the “Company,” “we,” “our,” and similar terms include Bitech Technologies Corporation (formerly Spine Injury Solutions, Inc.) and its subsidiaries and predecessors, unless the context indicates otherwise.

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PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$151,046	$197,723
Prepaid expense	11,000	13,000
	162,046	210,723

Total current assets	162,046	210,723

Total assets	$162,046	$210,723

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued liabilities	2,379	11,397

Total current liabilities	2,379	11,397

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	-	-
Series A Convertible Preferred stock; $0.001 par value, 9,000,000 shares authorized, no shares issued and outstanding at June 30, 2023 and December 31, 2022	-	-

Common stock: $0.001 par value, 1,000,000,000 shares authorized, 476,181,187 and 515,505,770 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	476,182	515,506
Additional paid-in capital	1,234,586	780,414
Accumulated deficit	(1,551,101)	(1,096,594)

Total stockholders’ equity	159,667	199,326

Total liabilities and stockholders’ equity	$162,046	$210,723

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

4

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months ended June 30, 2023	For the Three Months ended June 30, 2022	For the Six Months ended June 30, 2023	For the Six Months ended June 30, 2022
REVENUE
Equipment Sales	$-	$-	$-	$-
Service Revenue	-	-	-	-
Other Revenue	-	26,197	-	26,197
TOTAL REVENUE	-	26,197	-	26,197

COST OF REVENUE	-	-	-	-

GROSS PROFIT	-	26,197	-	26,197

OPERATING EXPENSES
General & Administrative	222,429	337,688	461,507	566,749
Total Operating Expenses	222,429	337,588	461,507	566,749

LOSS FROM OPERATIONS	(222,429)	(311,391)	(461,507)	(540,552)

OTHER INCOME (EXPENSE)
Miscellaneous Income (Expense)	-	(200)	7,000	(200)
Interest and Other Income	-	50,475	-	50,475

Total Other Income (Expense)	-	50,275	7,000	50,275

LOSS BEFORE INCOME TAXES	(222,429)	(261,116)	(454,507)	(490,277)

BENEFIT (PROVISION) FOR INCOME TAXES	-	-	-	-

NET LOSS	$(222,429)	$(261,116)	$(454,507)	$(490,277)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.01)	$(0.00)	$(0.02)

WEIGHTED AVERAGE SHARES	466,691,254	36,433,588	479,865,311	28,337,235

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

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BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	SIX MONTHS ENDED JUNE 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(454,507)	$(490,277)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	-	-
Stock for services	87,248
Stock Compensation – Option Valuation	102,600
Changes in operating assets and liabilities:
Accounts receivable, net	-	17,130
Advances to Related Party	-	-
Prepaid expenses and other assets	2,000	-
Accounts payable and accrued liabilities	(9,018)	-

Net cash provided (used) by operating activities	(271,677)	(473,147)

Cash flows from financing activities:
Cash from Sale of Common Stock, net	225,000	-
Notes Payable assumed in reverse merger	-	-
Recapitalization – payments to SPIN	-	(59,880)

Net cash provided by (used) in financing activities	225,000	(59,880)

Net increase (decrease) in cash and cash equivalents	(46,677)	(533,027)
Cash and cash equivalents at beginning of period	197,723	976,947

Cash and cash equivalents at end of period	$151,046	$443,920

Supplementary disclosure of non-cash operating activities:
Common Stock issued for legal services – 933,796 Common Shares	$87,248
Supplementary disclosure of non-cash financing activities:
Common Stock cancelled related to exclusive license cancellation and settlement agreement – 51,507,749 Common Shares	$51,508

Supplementary disclosure of cash flow information:
Interest paid	$-	$200
Taxes paid	$-	$-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

6

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

As of June 30, 2023

	Common Stock		Preferred Stock			Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount		Capital	Deficit	(Deficit)

Balances, January 21, 2021 (inception)	20,240,882	20,241				1,265,559		1,285,800

Net loss	-	-				-	(284,959)	(284,959)

Balances, December 31, 2021	20,240,882	$20,241				$1,265,559	$(284,959)	$1,000,841

Recapitalization						(139,880)		(139,880)
Restricted Stock Awards	7,983,720	7,984				(7,984)
Series A Preferred Shares issued in Share Exchange			9,000,000		9,000			9,000
Shares issued upon conversion of Series A Preferred Stock	485,781,168	485,781	(9,000,000)		(9,000)	(485,781)		(9,000)
Sale of Common Stock	1,500,000	1,500				148,500		150,000

Net loss	-	-	-		-	-	(811,635)	(811,635)
Balances, December 31, 2022	515,505,770	$515,506	-		$-	$780,414	$(1,096,594)	$199,326

Stock Compensation						102,600		102,600
Stock cancelled related to SuperGreen Exclusive License cancellation	(51,507,749)	(51,508)				51,508		-

Sale of Common Stock	11,250,000	11,250				213,750		225,000
Stock for Legal Services	933,796	934				86,314		87,248

Net Loss							(454,507)	(454,507)

Balances, June 30, 2023 (Unaudited)	476,181,817	$476,182		$		$1,234,586	$(1,551,101)	$159,667

No dividends were paid for the six months ended June 30, 2023 and 2022.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

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BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Bitech Technologies Corporation (formerly, Spine Injury Solutions Inc.) (the “Company”, “we” or “us”) was incorporated under the laws of Delaware on March 4, 1998. In connection with the Company’s planned expansion of its business following the completion of the acquisition of Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”), it filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 29, 2022 to change its corporate name to Bitech Technologies Corporation.

We have refocused our business development plans as we seek to position ourselves as a global technology solution enabler dedicated to providing a suite of green energy solutions with industry focus on green data centers, commercial and residential utility, EV infrastructure, and other renewable energy initiatives. We plan to pursue these innovative energy technologies through research and development, planned acquisitions of other green energy technologies and plans to become a grid-balancing operator using Battery Energy Storage System (BESS) solutions and applying new green technologies in power plants as a technology enabler in the green energy sector. While participating in the clean energy economy, we are seeking business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement or manufacture these innovative, scalable energy system solutions with technological focuses on smart grids, Building Energy Management System (BEMS), energy storage, and EV infrastructure. In light of these initiatives and our determination that the electric power generation and charging system we had been developing was not functional nor was it capable of being developed into a commercially viable product, we elected to discontinue our efforts to commercialize this technology.

The Company acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of the Company’s Common Stock (the “Company Common Stock”) effective as of June 27, 2022 upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”).

8

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. CRITICAL ACCOUNTING POLICIES

The following are summarized accounting policies considered to be critical by our management:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to such SEC rules and regulations. Nevertheless, we believe that the disclosures are adequate to make the information presented not misleading. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our 2022 Annual Report as filed on Form 10-K. In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly our financial position with respect to the interim condensed consolidated financial statements and the results of its operations for the interim period ended June 30, 2023, have been included. The results of operations for interim periods are not necessarily indicative of the results for a full year.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Substantially all of the Company’s revenue is derived from leasing equipment. The Company considers a signed lease agreement to be a contract with a customer. Contracts with customers are considered to be short-term when the time between signed agreements and satisfaction of the performance obligations is equal to or less than one year, and virtually all of the Company’s contracts are short-term. The Company recognizes revenue when services are provided to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company typically satisfies its performance obligations in contracts with customers upon delivery of the services. The Company does not have any contract assets since the Company has an unconditional right to consideration when the Company has satisfied its performance obligation and payment from customers is not contingent on a future event. Generally, payment is due from customers immediately at the invoice date, and the contracts do not have significant financing components nor variable consideration. There are no returns and there is no allowances. All of the Company’s contracts have a single performance obligation satisfied at a point in time and the transaction price is stated in the contract, usually as a price per unit. All estimates are based on the Company’s historical experience, complete satisfaction of the performance obligation, and the Company’s best judgment at the time the estimate is made.

9

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable, accrued liabilities and notes payable as reflected in the consolidated financial statements, approximates fair value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of liquid investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair value. We maintain cash and cash equivalents in banks which at times may exceed federally insured limits. We have not experienced any losses on these deposits.

Property and Equipment

Property and equipment are carried at cost. When retired or otherwise disposed of, the related carrying cost and accumulated depreciation are removed from the respective accounts, and the net difference, less any amount realized from the disposition, is recorded in operations. Maintenance and repairs are charged to operating expenses as incurred. Costs of significant improvements and renewals are capitalized.

Property and equipment consist of computers and equipment and are depreciated over their estimated useful lives of three years, using the straight-line method.

Long-Lived Assets

We periodically review and evaluate long-lived assets when events and circumstances indicate that the carrying amount of these assets may not be recoverable. In performing our review for recoverability, we estimate the future cash flows expected to result from the use of such assets and its eventual disposition. If the sum of the expected undiscounted future operating cash flows is less than the carrying amount of the related assets, an impairment loss is recognized in the consolidated statements of operations. Measurement of the impairment loss is based on the excess of the carrying amount of such assets over the fair value calculated using discounted expected future cash flows.

Concentrations of Credit Risk

Assets that expose us to credit risk consist primarily of cash and accounts receivable. Our accounts receivable arise from a diversified customer base and, therefore, we believe the concentration of credit risk is minimal. We evaluate the creditworthiness of customers before any services are provided. We record a discount based on the nature of our business, collection trends, and an assessment of our ability to fully realize amounts billed for services. We have no accounts receivable to warrant any allowance at June 30, 2023 or December 31, 2022.

10

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

We account for the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Under authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), companies are required to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model. The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statements of operations. We use the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards. During the six months ended June 30, 2023 and 2022, we recognized $102,600 and $0, respectively as compensation expense during those periods.

Income Taxes

We account for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax basis. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

Uncertain Tax Positions

Accounting Standards Codification “ASC” Topic 740-10-25 defines the minimum threshold a tax position is required to meet before being recognized in the financial statements as “more likely than not” (i.e., a likelihood of occurrence greater than fifty percent). Under ASC Topic 740-10-25, the recognition threshold is met when an entity concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. De-recognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.

We are subject to ongoing tax exposures, examinations and assessments in various jurisdictions. Accordingly, we may incur additional tax expense based upon the outcomes of such matters. When applicable, we will adjust tax expense to reflect our ongoing assessments of such matters which require judgment and can materially increase or decrease our effective rate as well as impact operating results.

Under ASC Topic 740-10-25, only the portion of the liability that is expected to be paid within one year is classified as a current liability. As a result, liabilities expected to be resolved without the payment of cash (e.g. resolution due to the expiration of the statute of limitations) or are not expected to be paid within one year are not classified as current. Estimated interest and penalties are recognized as income tax expense and tax credits as a reduction in income tax expense. For the year ended December 31, 2022, we recognized no estimated interest or penalties as income tax expense.

Legal Costs and Contingencies

In the normal course of business, we incur costs to hire and retain external legal counsel to advise us on regulatory, litigation and other matters. We expense these costs as the related services are received.

If a loss is considered probable and the amount can be reasonably estimated, we recognize an expense for the estimated loss. If we have the potential to recover a portion of the estimated loss from a third party, we make a separate assessment of recoverability and reduce the estimated loss if recovery is also deemed probable.

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BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Loss per Share

Basic and diluted net loss per common share is presented in accordance with ASC Topic 260, “Earnings per Share,” for all periods presented. During the six months ended June 30, 2023 and 2022, common stock equivalents from outstanding stock options and warrants have been excluded from the calculation of the diluted loss per share in the consolidated statements of operations, because all such securities were anti-dilutive. The net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the periods.

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 eliminates the probable initial recognition threshold in current generally accepted accounting principles (“GAAP”) and, instead, requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU No. 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2019, the FASB issued ASU No. 2019-10 to amend the effective date for entities that had not yet adopted ASU No. 2016-13. Accordingly, the provisions of ASU No. 2016-13 are effective for annual periods beginning after December 15, 2022, with early application permitted in annual periods beginning after December 15, 2018. The amendments of ASU No. 2016-13 should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Management is currently evaluating the future impact of ASU No. 2016-13 on the Company’s consolidated financial position, results of operations and disclosures.

NOTE 3. STOCKHOLDERS’ EQUITY

The total number of authorized shares of our common stock was 1,000,000,000 shares at June 30, 2023.

On January 19, 2021, our stockholders approved the filing of an amendment to our certificate of incorporation authorizing 10,000,000 shares of preferred stock with a par value of $0.001 per share. Such amendment was filed on January 20, 2021.

12

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 30, 2022, the Secretary of State of Delaware acknowledged the Company’s filing of a Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State creating a series of 9,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to be issued in connection with the Share Exchange. The Certificate of Designations include:

●	the stated value of each share is $1.00 (the “Stated Value”),

●	each share has 53.9757 votes per share on any matter, event or action submitted to the holders of our common stock for a vote or on which the holders of our common stock have a right to vote,

●	each share is automatically convertible into shares of our common stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. Initially, the “Conversion Price” is $0.018526887 per share, subject to adjustment as described below on the first business day immediately following the earlier of (a) the date on which the Secretary of State of Delaware shall have filed the Certificate of Designations; and (b) the date on which FINRA has affected a reverse stock split of the Company’s outstanding common stock, after all required approvals by the Company’s board of directors and its stockholders, in either (a) or (b), so that there are a sufficient number of shares of the Company’s Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock based upon the Conversion Price,

●	the conversion price of the Series A Preferred Stock is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and

●	upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designations, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (as hereinafter defined), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to each holder of the Series A Preferred Stock shall be ratably distributed among each such holder in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On March 31, 2022, we issued 9,000,000 shares of Series A Preferred Stock in exchange for 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining. Each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of the Company’s Common Stock effective as of June 27, 2022 upon filing of an amendment to its Certificate of Incorporation increasing the number of the authorized shares of Common Stock to 1,000,000,000.

In connection with the settlement of litigation involving the Company, Calvin Cao (“C. Cao”) and SuperGreen Energy Corporation (“SuperGreen,” together with C. Cao, the “C. Cao Parties”), the Company canceled 51,507,749 shares of its Common Stock effective February 20, 2023 (the “Cancelled Shares”). The Cancelled Shares had been issued to SuperGreen pursuant to a License Agreement entered into between Bitech Mining and SuperGreen dated January 15, 2021 as amended on January 15, 2021 and on March 26, 2022 (the “License Agreement”). The License Agreement was terminated effective February 20, 2023 as well.

As of March 31, 2023, the Company agreed to issue 528,104 shares of its Common Stock to its legal counsel as partial payment for legal services. The shares were valued at $15,844 (equal to the fair market value of the common stock as of March 31, 2023) and were issued during the three months ended June 30, 2023. The Company also issued its Common Stock to its legal counsel as partial payment for legal services. The Company issued 146,075 and 259,617 shares valued at $4,382 and $7,789, respectively during May and June 2023.

During April, May and June , 2023, the Company sold 11,250,000 unregistered shares of its Common Stock to six private investors in exchange for $225,000 ($0.02 per share).

NOTE 4. ACQUISITION OF BITECH MINING

On March 31, 2022, the Company acquired 94,312,250 shares of Bitech Mining’s Common Stock in exchange for 9,000,000 shares of its Series A Preferred Stock representing 100% of the issued and outstanding shares of Bitech Mining.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The Combination of the Company and Bitech Mining is considered a business acquisition and the method used to present the transaction is the acquisition method. The acquisition method is a method of accounting for a merger of two businesses. The tangible assets and liabilities and operations of the acquired business were combined at their market value of the acquisition date, which is the date when the acquirer gains control over the acquired company

The following table summarizes the consideration paid for Bitech Mining and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Purchase price	$1,113,679

Cash	$1,150,163
Total assets:	$1,185,163
Less: liabilities assumed	$(71,484)
Net assets acquired	$1,113,679
Purchase price in excess of net assets acquired	$0

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BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Up until March 31, 2022, the Company maintained its executive offices at 5151 Mitchelldale A2, Houston, Texas 77092. This office space encompasses approximately 200 square feet and was provided to us at the rental rate of $1,000 per month under a month-to-month agreement with Northshore Orthopedics, Assoc. (“NSO”), a company owned by William Donovan, M.D., our former director and Chief Executive Officer. The rent included the use of the telephone system, computer server, and copy machines. We discontinued paying rent in December 2021 due to a lack of funds, and since then NSO has provided the Company this office space rent free.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of Bitech Technologies Corporation (the “Company,” “Bitech Technologies,” “our” or “we”) is for the six months ended June 30, 2023 and 2022. It is supplemental to, and should be read in conjunction with, our condensed consolidated financial statements for the six months ended June 30, 2023 and 2022 and the accompanying notes for such period included in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on April 4, 2022. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated.

The information about us provided in this MD&A, including information incorporated by reference, may contain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws and Canadian securities laws. All statements, other than statements of historical fact, made by us that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words and includes, among others, information regarding: our ability to become profitable and generate cash in our operating activities; our need for substantial additional financing to operate our business and difficulties we may face acquiring additional financing on terms acceptable to us or at all; our significant indebtedness and significant restrictions on our operations; our ability to develop and manufacture each of the components of our planned Evirontek Integrated Platform; the impact of global climate change on our ability to conduct future operations; our dependence on key inputs, suppliers and skilled labor for the production of each of the components of the Evirontek Integrated Platform; our ability to attract and retain key personnel; growth-related risks, including capacity constraints and pressure on our internal systems and controls; risk related to the protection of our intellectual property and our exposure to infringement or misappropriation claims by third parties; risks related to competition; risks related to our lack of internal controls over financial reporting and their effectiveness; increased costs we are subject to as a result of being a public company in the United States; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties described in “Risk Factors.”

Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature, they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to the risks described in “Risk Factors.”

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Consequently, all forward-looking statements made in this MD&A and other documents, as applicable, are qualified by such cautionary statements, and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on its behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under securities legislation.

Overview of the Business

Currently, we have refocused our business development plans as we seek to position ourselves as a global technology solution enabler dedicated to providing a suite of green energy solutions with industry focus on green data centers, commercial and residential utility, EV infrastructure, and other renewable energy initiatives. We plan to pursue these innovative energy technologies through research and development, planned acquisitions of other green energy technologies and plans to become a grid-balancing operator using Battery Energy Storage System (BESS) solutions and applying new green technologies in power plants as a technology enabler in the green energy sector. While participating in the clean energy economy, we are seeking business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement or manufacture these innovative, scalable energy system solutions with technological focuses on smart grids, Building Energy Management System (BEMS), energy storage, and EV infrastructure.

To accelerate growth of a planned intellectual property (IP) portfolio through acquisition strategies, we plan to execute our Smart Acquisition Model with selected acquisitions of defensible technologies accompanied with visionary management teams who can demonstrate a common goal with us in order to unlock the full potential with capital infusion, accelerate growth. To achieve our development plans, we plan to incubate those acquired companies toward foreseeable plans for mergers and acquisitions, formation of global joint ventures, while facilitating new market entry to today’s fastest growing Southeast Asia region. With this acquisition model, we expect to build a valuable technology portfolio of IP assets in various innovative green energy technologies, leveraging our network of global capital partners with low-cost manufacturing capacity and oversea outsourcing technical talents from our niche sources in Vietnam.

Further, we plan to execute a Dual Growth Business Model as depicted in the diagram below encompassing (1) IP portfolio growth which includes technology licensing or technology acquisitions, enhanced with our plans to carry out research and development for specific applications, and (2) sustainable revenue growth by executing planned BESS acquisitions via joint ventures with capital partners to collect joint venture income from BESS operations or Vietnam-based manufacturing partners which can manufacture products derived from our technology solutions.

In light of these initiatives and other reasons noted below, the Company has, however, elected to discontinue its efforts to commercialize the electric power generation and charging system (the “Tesdison Technology”) it licensed from SuperGreen pursuant to the SuperGreen License. The Company has determined that the Tesdison Technology was not functional nor was it capable of being developed into a commercially viable product as had been represented to the Company by SuperGreen, its founder Calvin Cao, and his brother Michael Cao, leading up to Bitech Mining entering into the SuperGreen License. In addition, the Company will temporarily pause the further development of Intellisys-8, the Company’s planned chipset and related software that had been designed to reduce power consumption and heat in computer systems and accelerate their computational speed due to the currently unfavorable market conditions within the cryptocurrency market.

Nam Viet Green Energy JSC Financing Initiative

On May 8, 2023 we announced that we received a Letter of Intent (LOI) from Nam Viet Green Energy JSC, (“Nam Viet Energy”), a Vietnam partner to provide up to $300 million in financing for selected projects related to solar and Battery Energy Storage System (BESS) projects.

Subject to Nam Viet Energy’s completion of due diligence for each renewable energy sector project and execution of definitive agreements with prospective target companies, the LOI formalizes Nam Viet Energy’s commitment to facilitate capital investment to invest or acquire several selected projects to be hand-picked by the Company. Also, the LOI is also expected to position the Company to accelerate its refocused business initiatives discussed above. Funding under any investment from Nam Viet Energy and its capital partners from Southeast Asia is expected to occur within fiscal year 2023 with extension to fiscal year 2024.

Establishment of an Energy Storage System (ESS) Sales Division

In June 2023, the Company announced its strategic entry into the battery sales business with plans to establish an Energy Storage System (ESS) sales division. With a focus on Containerized Battery Energy Storage Systems (BESS) and Residential, Commercial, and Industrial ESS, Bitech aims to meet the soaring demand for ESS in the United States. The Company’s vision is to add long-duration energy storage systems that reduce energy costs, enhance resilience, and unlock additional revenue opportunities. These solutions will be designed to manage demand changes, maximize solar or BESS investments, enhance energy security, capture market opportunities, and support corporate environmental, social, and corporate ESG targets.

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The ESS sales division will be headed by Charles Rosenberry, the Company’s Vice President of Sales. Mr. Rosenberry plans to build a unified technical salesforce and forge strategic partnerships across multiple states in the United States in order to enable us to deliver technologically advanced energy storage products, flexible payment terms, and customized solutions to a wide range of customers, including retail and home sales, EV charging providers, home builders, residential EPCs, renewable utilities, data centers, telecom, mobility, and heavy energy demand consumers.

Acquisition of Bitech Mining Corporation

The Company acquired Bitech Mining on March 31, 2022 pursuant to a Share Exchange Agreement. Pursuant to the Share Exchange Agreement we acquired an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock representing 100% of the issued and outstanding shares of Bitech Mining in exchange for an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock. Effective June 27, 2022, each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of the Company’s Common Stock upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The following agreements were entered into in connection with the acquisition of Bitech Mining:

Agreements involving Peter L. Dalrymple. On March 31, 2022, the Company, Quad and Peter L. Dalrymple (“Dalrymple”), a former director of the Company, entered into the MSA, Note Amendment and Security Agreement Amendment. See “Item 1 - Business – Acquisition of Bitech Mining Corporation” in our Form 10-K filed with the SEC on March 31, 2023.

Disposition of Quad Video Assets. On June 30, 2022, we completed the sale of the Quad Video Assets pursuant to the terms of the Quad Video APA and the sale of certain accounts receivables related to our former spine pain management business pursuant to the terms of the SPIN Accounts Receivable APA. See “Item 1 - Business – Disposition of Quad Video Assets” in our Form 10-K filed with the SEC on March 31, 2023.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

Comparison of the three and six month period ended June 30, 2023 with the three and six month period ended June 30, 2022.

The Company has not generated any revenues from its primary business for the three and six months ended June 30, 2023 and $26,197 from legacy QVH Business for the three and six months ended June 30, 2022.

During the three and six months ended June 30, 2023, we incurred $222,429 and $461,507 of general and administrative expenses, respectively, compared to $337,688 and $566,749 for the same periods in 2022. General and administrative expenses have been mostly consistent during 2023 compared to 2022 as the Company moves from development stage to revenue generation.

As a result of the foregoing, we had net loss of (222,429) and ($454,507) for the three and six months ended June 30, 2023, respectively, compared to a net loss of (261,116) and ($490,277) which included an offset of $26,197 Other Revenue and $50,275 Net Other Income for the three and six months ended June 30, 2022, respectively.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity.

Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Liquidity and Capital Resources

As of June 30, 2023 and December 31, 2022, we had total current liabilities of $2,379 and $11,397, respectively, and current assets of $162,046 and $210,723, respectively, to meet our current obligations. As of June 30, 2023, we had working capital of $159,667, a decrease of working capital of $39,659 as compared to December 31, 2022, driven primarily by cash used in operations but offset by $225,000 of cash provided by sale of common stock.

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For the six months ended June 30, 2023, cash used in operations was ($271,677) which primarily included the net loss of ($454,507) primarily offset by $102,600 of non-cash option valuation recorded as stock compensation and legal fees paid with common stock of $87,248.

Net cash provided by financing activities was $225,000 what was a result of our sale of 11,250,000 unregistered shares of our Common Stock to six private investors   in exchange for $225,000 ($0.02 per share) in cash.

We have a history of operating losses. We have not yet achieved profitable operations and expect to incur further losses. We have funded our operations primarily from equity financing. As of June 30, 2023, cash generated from financing activities was not sufficient to fund our growth strategy in the short-term or long-term. The primary need for liquidity is to fund working capital requirements of the business, including operational expenses in connection with our efforts to become a provider of a suite of green energy solutions. The primary source of liquidity has primarily been private financing transactions. The ability to fund operations and our growth strategy depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

On May 8, 2023, we announced that we received a Letter of Intent (LOI) from Nam Viet to provide up to $300 million in financing for selected projects related to solar and Battery Energy Storage System (BESS) projects as discussed above. While we believe that we will be able to secure funding for future projects from Nam Viet pursuant to the LOI, there can be no assurance that Nam Viet will provide such additional financing to us when needed or, if available, that it can be obtained on commercially reasonable terms.

Off-Balance Sheet Arrangements

As of the date of this Quarterly Report on Form 10-Q, we do not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on our results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Changes in or Adoption of Accounting Practices

There were no material changes in or adoption of new accounting practices during the six months ended June 30, 2023.

Critical Accounting Policies

See Note 2 of the accompanying notes to unaudited condensed consolidated financial statements, which note is incorporated herein by reference.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by 17 C.F.R. 229 (10)(f)(i) and are not required to provide information under this item.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our principal executive officer and principal financial officer are responsible for establishing and maintaining our disclosure controls and procedures. Such officers have concluded (based upon their evaluation of these controls and procedures as of the end of the period covered by this report) that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in this report is accumulated and communicated to management, including our principal executive and principal financial officer as appropriate, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2023. Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective as of June 30, 2023.

Changes in Internal Control Over Financial Reporting

Our principal executive officer and principal financial officer have also indicated that, upon evaluation, there were no changes in our internal control over financial reporting or other factors during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of these inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

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PART II OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

As of the date of this Quarterly Report, to our knowledge, there are no legal proceedings or regulatory actions material to us to which we are a party, or have been a party to, or of which any of our property is or was the subject matter of, and no such proceedings or actions are known by us to be contemplated except as provided below:

Due to the misrepresentations and omissions of SuperGreen, Calvin C. Cao and Michael H. Cao, among other reasons, the Company filed a complaint in the U.S. District Court, Central District of California on February 2, 2023 against SuperGreen, Michael H. Cao, Linh T. Dao, Calvin C. Cao and entities affiliated with them alleging fraud-concealment, breach of contract, breach of fiduciary duty-duty of good faith, breach of fiduciary duty-undivided loyalty, conversion and violation of California Penal Code Sec. 496 (the “Cao Lawsuit”). This lawsuit seeks compensatory damages of at least $33.6 million, treble and punitive damages, imposition of a constructive trust over the defendants assets, pre-judgment and post-judgment interest, attorney’s fees and such other relief as determined by the court.

Effective February 20, 2023, the Company, together with its wholly owned subsidiary Bitech Mining Corporation entered into a Confidential Settlement, Mutual Release, and Share Transfer Agreement (the “C. Cao Settlement Agreement”) with Calvin Cao (“C. Cao”) and SuperGreen Energy Corporation (“SuperGreen,” together with C. Cao, the “C. Cao Parties”). The C. Cao Settlement Agreement settles as to the C. Cao Parties, the Cao Lawsuit. Pursuant to the C. Cao Settlement Agreement, the C. Cao Parties terminated the Patent & Technology Exclusive and Non-Exclusive License Agreement between Bitech Mining Corporation and SuperGreen dated January 15, 2021 as amended on January 15, 2021 and on March 26, 2022 (the “License Agreement”) and SuperGreen canceled 51,507,749 shares of the Company’s common stock, par value $0.001 per share issued by the Company to SuperGreen pursuant to the License Agreement. In addition, the parties to the Settlement Agreement agreed to a mutual general release of liabilities against each other, refrain from making any disparaging remarks about each other and the Company’s filing a dismissal with prejudice of the Cao Lawsuit as to the C. Cao Parties. The Settlement Agreement also contains additional covenants, representations and warranties that are customary of litigation settlement agreements.

On March 6, 2023, Michael Cao and Linh Dao filed, without an attorney, a pro se Motion to Dismiss for Lack of Jurisdiction.

On April 17, 2023, the court dismissed the Cao Lawsuit without prejudice due to a lack of subject matter jurisdiction. On April 18, 2023, we filed a complaint against Michael H. Cao, Linh T. Dao, B & B Investment Holding, LLC (“B & B Investment”) and Cory Thomason in the Orange County California Superior Court containing substantially the same allegations included in the Cao Lawsuit filed in federal court (the “Cao State Court Lawsuit”). We served Mr. Cao, Ms. Dao and B & B Investment Holding, LLC on April 26, 2023 and are in the process of serving Mr. Thomason. Defendants Michael H. Cao, Linh T. Dao, B & B Investment (pro se) filed a Motion to Quash Service of Summons; Motion to Dismiss or Stay Complaint. In response to this motion, the Company filed a Motion to Strike B & B Investment’s motion, Request for Sanctions in Amount of $2,400 and Request for Default as to B & B Investment because it is being impermissibly represented by Michael H. Cao who is engaging in the unauthorized practice of law as to a corporate entity. A hearing on the motions has been set for October 13, 2023. Michael H. Cao has served responses to discovery. We are attempting to meet and confer as to Michael H. Cao’s deficient discovery responses.

The Company intends to vigorously prosecute the Cao State Court Lawsuit. We cannot predict the outcome of this lawsuit, however.

Litigation Assessment

We have evaluated the foregoing Cao Lawsuit to assess the likelihood of any unfavorable outcome and to estimate, if possible, the amount of potential loss as it relates to the litigation. Based on this assessment and estimate, which includes an understanding of our intention to vigorously prosecute the Cao State Court Lawsuit, we believe that the potential defenses of any of the remaining defendants lack merit, however, and we cannot predict the likelihood of any recoveries by any of our claims against the defendants in this case. This assessment and estimate is based on the information available to management as of the date of this Quarterly Report and involves a significant amount of management judgment, including the inherent difficulty associated with assessing litigation matters in their early stages. As a result, the actual outcome or loss may differ materially from those envisioned by the current assessment and estimate. Our failure to successfully prosecute, defend or settle the Cao State Court Lawsuit could have a material adverse effect on our financial condition, revenue and profitability and could cause the market value of our common stock to decline.

ITEM 1A. RISK FACTORS

Smaller reporting companies are not required to provide the information required by this item.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

The following information represents securities sold by us during the quarter ended June 30, 2023 which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from our other share classes and new securities resulting from the modification of outstanding securities. We sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder and Section 3(a)(10) of the Securities Act.

During the three months ended June 30, 2023 the Company issued an aggregate of 933,796 shares of its Common Stock valued at $71,404 as partial payment lor legal services.

During April, May and June , 2023, the Company sold 11,250,000 unregistered shares of its Common Stock to six private investors in exchange for $225,000 ($0.02 per share).

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

Not applicable.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5. OTHER INFORMATION.

Not applicable.

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ITEM 6. EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation dated March 4, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.2	Amended Articles of Incorporation dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.3	Amended Articles of Incorporation dated January 4, 2002. (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003.)

3.4	Amended Articles of Incorporation dated December 19, 2003. (Incorporated by reference from Form 10-KSB filed with the SEC on May 20, 2004.)

3.5	Amended Articles of Incorporation dated November 4, 2004. (Incorporated by reference from Form 10-KSB filed with the SEC on April 15, 2005)

3.6	Amended Articles of Incorporation dated September 7, 2005. (Incorporated by reference from Form 10-QSB filed with the SEC on November 16, 2005)

3.7	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference from Form 8-K filed with the SEC on October 7, 2015.)

3.8	Certificate of Amendment to Certificate of Incorporation dated January 20, 2021 (Incorporated by reference from Form 10-K filed with the SEC on March 26, 2021.)

3.9	By-Laws dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.10	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock dated March 31, 2022 (Incorporated by reference to Exhibit 3.9 from Form 8-K filed with the SEC on April 4, 2022).

3.11	Certificate of Amendment to Certificate of Incorporation, as amended, dated April 28, 2022 (Incorporated by reference to Exhibit 3.1 from Form 8-K filed with the SEC on May 2, 2022).

10.1	Secured Promissory Note with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020).

10.2	Security Agreement with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020).

10.3	Letter agreement with Peter Dalrymple, dated October 28, 2021 (Incorporated by reference to Exhibit 10.1 from Form 8-K filed with the SEC on November 2, 2021).

10.4	Amendment to Secured Promissory Note with Peter Dalrymple, dated October 29, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021).

10.5	Share Exchange Agreement among Spine Injury Solutions, Inc., Bitech Mining Corporation, its shareholders and Benjamin Tran as Stockholders’ Representative dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.5 from Form 8-K filed with the SEC on April 4, 2022).

10.6+	Management Services Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.6 from Form 8-K filed with the SEC on April 4, 2022).

10.7	Amendment to Secured Promissory Note Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.7 from Form 8-K filed with the SEC on April 4, 2022).

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10.8	Amendment to Security Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.8 from Form 8-K filed with the SEC on April 4, 2022).

10.9†	Form of Independent Contractor Agreement (Incorporated by reference to Exhibit 10.1 from Form 8-K filed with the SEC on April 20, 2022).

10.10†	Form of Proprietary Information and Inventions Agreement (Incorporated by reference to Exhibit 10.2 from Form 8-K filed with the SEC on April 20, 2022).

10.11†	Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 from Form 8-K filed with the SEC on April 20, 2022).

10.12	Asset Purchase Agreement entered into among Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.13+	Asset Purchase Agreement entered into among Bitech Technologies Corporation, SPIN Collections LLC and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.14	Secured Promissory Note and Security Agreement Cancellation Agreement entered into among Bitech Technologies Corporation, Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.15	Patent & Technology Exclusive and Non Exclusive License Agreement entered into between SuperGreen Energy Corp. and Bitech Mining Corporation dated January 15, 2021 (incorporated by reference to Exhibit 10.15 of the Company’s Form S-1 filed on August 15, 2022).

10.16	Amendment of Patent & Technology Exclusive License Agreement entered into between SuperGreen Energy Corp. and Bitech Mining Corporation dated October 25, 2021 (incorporated by reference to Exhibit 10.16 of the Company’s Form S-1 filed on August 15, 2022).

10.17	Consent to Sublicense Agreement and Amendment to Patent & Technology Exclusive and Non Exclusive License Agreement entered into between SuperGreen Energy Corp., Bitech Mining Corporation and Calvin Cao dated as of March 27, 2022 (incorporated by reference to Exhibit 10.17 of the Company’s Form S-1 filed on August 15, 2022).

10.18	Confidential Settlement, Mutual Release, and Share Transfer Agreement between the Company, Bitech Mining Corporation, Calvin Cao and SuperGreen Energy Corporation dated as of February 20, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 24, 2023).

10.19*	Form of Subscription Agreement for U.S. Residents.

31.1	Certification of principal executive officer required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of principal financial officer required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of principal executive officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

32.2	Certification of principal financial officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase

101.DEF	Inline XBRL Taxonomy Extension Definitions Linkbase

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed or furnished herein.

+	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
†	Includes management contracts and compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitech Technologies Corporation

Date: August 15, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

Date: August 15, 2023	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial and Accounting Officer)

23

Exhibit 10.19

BITECH TECHNOLOGIES CORPORATION

Subscription Agreement for U.S. Residents

The undersigned “Subscriber”, on the terms and conditions herein set forth, hereby irrevocable submits this subscription agreement (the “Subscription Agreement”) to BITECH TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), in connection with a private offering by the Company to “accredited investors” (as defined below) (the “Offering”) to raise additional working capital of up to $500,000 through the sale of up to 25,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” or “Shares”) at a price of $[__] per Share. Investors who subscribe for $200,000 or more of Shares shall be entitled to receive one warrant (the “Warrant”) for each two shares of Common Stock purchased without payment of any additional consideration. Each Warrant shall entitle the holder to purchase one share of Common Stock at an exercise price of $[__] per share. The Warrants will expire 18 months after the date of issuance. A form of the Warrant is attached hereto as Exhibit A. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company. The minimum Subscription Amount (as defined below) is $25,000, although the Company may accept subscriptions for lesser amounts.

The Shares are to be offered for sale commencing on April 1, 2023 through and including the sooner of (a) the sale of all of Shares offered or (b) July 1, 2023, unless the Offering is extended at the Company’s sole discretion (the “Offering Period”). The Company shall be able, in its discretion, to terminate the Offering at any time] . Within the Offering Period, the Company shall be able to accept some or all of the subscriptions received as of the date received.

1. Subscription for the Purchase of Securities.

THE UNDERSIGNED hereby subscribes to purchase _____________ Shares at $[__] per Unit for a total subscription amount of $______________ (the “Subscription Amount”). In this regard, the Subscriber agrees to return to the Company a signed copy of this Subscription Agreement and send to the Company via wire transfer the Subscription Amount as follows:

Beneficiary:	[__]
Bank Name:	[__]
Bank Address	[__]
ABA No.	[__]
Account No.	[__]

WHEREAS, in connection with its purchase the Subscriber represents and warrants to the Company the following: The Company’s private offering of Shares is being made to “accredited investors” within the meaning of Rule 506 of Regulation D promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

1.2 Offer to Purchase. Subscriber hereby irrevocably offers to purchase the number of Shares set forth in Section 1 above and tenders, herewith, the total Subscription Amount payable to the order of BITECH MINING CORPORATION, a wholly owned subsidiary of BITECH TECHNOLOGIES CORPORATION. Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement. This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company.

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1.3 Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and the Subscriber. As a result, upon acceptance by the Company of this Subscription Agreement, Subscriber will become the record and beneficial holder of the shares of Common Stock and Warrants, if applicable, subscribed for and the Company will be entitled to receive the purchase price of the Shares as specified herein.

2. Representation as to Subscriber Status.

2.1 Accredited Subscriber. In order for the Company to sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding Subscriber’s investor status. Please initial each item applicable to you as an investor in the Company [and provide the Company with certification of your status as an accredited investor substantially in the form of Accredited Status Certification Letter attached hereto as Exhibit A or alternatively with the Client Materials as defined in such certification letter].

_____	(a)	A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of Subscriber’s purchase, exceeds $1,000,000;

_____	(b)	A natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

_____	(c)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____	(d)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_____	(e)	An insurance company as defined in section 2(13) of the Exchange Act;

_____	(f)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____	(g)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____	(h)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____	(i)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____	(j)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____	(k)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust or partnership, not formed for the specific purpose of acquiring Series B Notes and Warrants, with total assets in excess of $5,000,000;

_____	(l)	A director or executive officer of the Company;

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_____	(m)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Series B Notes and Warrants, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____	(n)	An entity in which all of the equity owners qualify under any of the above subparagraphs.

_____	(o)	Subscriber does not qualify under any of the investor categories set forth in (a) through (l) above.

2.2 Net Worth. The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of a person’s primary home).

2.3 Income. In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

2.4 Type of Subscriber. Indicate the form of entity of Subscriber:

☐	Individual	☐	Limited Partnership
☐	Corporation	☐	General Partnership
☐	Revocable Trust
☐	Other Type of Trust (indicate type): _________________
☐	Other (indicate form of organization): ________________

(a) If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: _____________________.

(b) If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber’s situation: Subscriber (i) was not organized or reorganized for the specific purpose of acquiring the Shares and (ii) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

_____________      True

_____________       False

If the “False” box is checked, each person participating in the entity will be required to fill out a Subscription Agreement.

2.5 Other Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as follows:

(a) Subscriber is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Subscriber does not agree to hold any of the Common Stock or Warrants for any minimum or other specific term and reserves the right to dispose of the Common Stock and Warrants at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Subscriber is acquiring the Shares hereunder in the ordinary course of its business. Subscriber does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Shares or Warrants. For purposes of this Subscription Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

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(b) Subscriber’s financial condition is such that Subscriber is able to bear the risk of holding the Common Stock and Warrants that Subscriber may acquire pursuant to this Agreement, for an indefinite period of time, and the risk of loss of Subscriber’s entire investment in the Company.

(c) Subscriber has received, has read and understood and is familiar with this Subscription Agreement.

(d) Subscriber has been advised that the Company is subject to informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that the Company files reports and other information with the U.S. Securities and Exchange Commission (the “SEC Reports”). The SEC maintains a Web site that contains the reports and other information that we file electronically with the SEC and the address of that website is http://www.sec.gov. Subscriber has carefully considered the information included in the SEC Reports and has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Subscriber requested and deemed material to making an informed investment decision regarding the purchase of the Shares. Subscriber has been afforded the opportunity to review such documents and materials and the information contained therein. Subscriber has been afforded the opportunity to ask questions of the Company and its management. Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s and its subsidiaries’ business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Subscription Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control. Additionally, Subscriber understands and represents that Subscriber is purchasing the Shares notwithstanding the fact that the Company and its subsidiaries, if any, may disclose in the future certain material information that the Subscriber has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties, if any, contained in this Subscription Agreement. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Shares.

(e) No representations or warranties have been made to Subscriber by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Subscription Agreement.

(f) Subscriber has investigated the acquisition of the Shares to the extent Subscriber deemed necessary or desirable and the Company has provided Subscriber with any reasonable assistance Subscriber has requested in connection therewith.

(g) Subscriber, either personally, or together with his advisors (other than any securities broker/dealers who may receive compensation from the sale of any of the Shares), has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of purchasing the Shares and of making an informed investment decision with respect thereto.

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(h) Subscriber is aware that Subscriber’s rights to transfer the Common Stock or the Warrants (including the Common Stock underlying the Warrants) is restricted by the Securities Act and applicable state securities laws, and Subscriber will not offer for sale, sell or otherwise transfer the Common Stock or Warrants (including the Common Stock underlying the Warrants) without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

(i) Subscriber understands that: (i) the Shares, including the Warrants (collectively, the “Securities”) have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Subscriber shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Subscriber provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”) or to an accredited investor in a private transaction exempt from the registration requirements of the Securities Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Subscriber effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement, including, without limitation, this Section 2.5(i).

(j) The Subscriber has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of an investment in the Company and all such questions have been answered to the full satisfaction of Subscriber. Subscriber understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to Subscriber with respect to the suitability of Subscriber’s investment in the Company.

(k) Subscriber understands that the certificates or other instruments representing the Securities, as well as the Common Stock issuable thereby, shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

[THE SECURITIES EVIDENCED BY THIS CERTIFICATE] [NEITHER THIS SECURITY AND THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depositary Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or to an accredited investor in a private transaction exempt from the registration requirements of the Securities Act.

(l) Subscriber also acknowledges and agrees to the following:

(i) An investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company; and

(ii) There is no assurance that a public market for the Securities will be available and that, as a result, Subscriber may not be able to liquidate Subscriber’s investment in the Securities should a need arise to do so.

(m) Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the Securities.

(n) Subscriber’s address set forth below is his or her correct residence address.

(o) Subscriber has full power and authority to make the representations referred to herein, to purchase the Shares and to execute and deliver this Subscription Agreement.

(p) Neither Subscriber, or if Subscriber is an entity, nor any director, executive officer, or other officer of Subscriber, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of Subscriber’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Subscriber in any capacity at the time of sale of the Shares (each, a “Subscriber Covered Person” and, collectively, “Subscriber Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Subscriber has exercised reasonable care to determine (i) the identity of each person that is a Subscriber Covered Person; and (ii) whether any Subscriber Covered Person is subject to a Disqualification Event.

(q) Subscriber understands that completion of this Offering is not subject to the Company raising a minimum offering amount. As such, proceeds from this Offering may not be sufficient to meet the objectives of the Company has disclosed in its SEC Reports or other corporate milestones that the Company may set. Subscriber understands that Subscriber should not rely on the success of the Offering to address the Company’s need for funding.

(r) Subscriber understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Shares.

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(s) The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date. If any of the above representations and warranties shall cease to be true and accurate prior to the acceptance of this Subscription Agreement, Subscriber shall give prompt notice of such fact to the Company by telegram, or facsimile or e-mail, specifying which representations and warranties are not true and accurate and the reasons therefor.

3. Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties made by Subscriber herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription Agreement. Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation or warranty of Subscriber contained in this Subscription Agreement.

4. Transferability. Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Securities acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.

5. Termination of Agreement; Return of Funds. In the event that, for any reason, this Subscription Agreement is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

6. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Subscriber at the address set forth below and to the Company at the address set forth on the first page of this Agreement, or at such other place as the Company may designate by written notice to Subscriber.

7. Amendments. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except in a writing signed by Subscriber and the Company.

8. Governing Law. This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

9. Headings. The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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INDIVIDUALS

In witness whereof, the parties hereto have executed this Agreement as of the dates set forth below.

Dated: _____________, 2023

Signature(s):

Name (Please Print):
Residence Address:

Mobile Phone Number:	(______) _________________

Social Security Number:

Email address:	_______________@___________________

ACCEPTANCE

BITECH TECHNOLOGIES CORPORATION
a Delaware corporation

Date: _____________, 2023
By:

Benjamin Tran, Chief Executive Officer

8

CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

In witness whereof, the parties hereto have executed this Agreement as of the dates set forth below.

Dated: _____________, 2023

Name of Purchaser (Please Print):

By:

Name (Please Print):

Title

Address:

Mobile Phone Number:	(______)___________

Taxpayer ID Number:

Email address:	________________@__________________________

ACCEPTANCE

BITECH TECHNOLOGIES CORPORATION
a Delaware corporation

Date: _____________, 2023

By:
Benjamin Tran, Chief Executive Officer

9

EXHIBIT A

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

BITECH TECHNOLOGIES CORPORATION

COMMON STOCK PURCHASE WARRANT

This certifies that, for value received, ______________________________ (“Holder”), is entitled to subscribe for and purchase from Bitech Technologies Corporation, a Delaware corporation (the “Company”), ______________ shares, subject to adjustment as set forth in Article II below (“Warrant Shares”), of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), at the exercise price of $[___] per share, which price is subject to adjustment as set forth in Article II below (the “Exercise Price”), at any time and from time to time beginning on the date of this Warrant as set forth below (“Effective Date”), and ending on __________________, [__] (“Expiration Date”), upon written notice from the Holder to the Company (“Notice”) and subject to the terms provided herein.

This Warrant is subject to the following provisions, terms and conditions:

ARTICLE I.

EXERCISE; RESERVATION OF SHARES

Section 1.01 Warrant Exercise. The rights represented by this Warrant may be exercised by the Holder at any time and from time to time after the Effective Date and prior to the Expiration Date, in whole or in part, upon Notice, by the surrender at the principal office of the Company of this Warrant together with a duly executed subscription in the form annexed hereto as Exhibit A (“Subscription Form”) and accompanied by payment, in certified or immediately available funds, of the Exercise Price for the number of Warrant Shares specified in the Subscription Form. The shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall be exercised as hereinabove provided. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant and the number of shares that shall be issued upon such exercise shall be rounded to the nearest whole share without the payment or receipt of any additional consideration.

A-1

Section 1.02 Certificates. Certificates or Book Entry Statements for the shares purchased pursuant to Section 1.01 shall be delivered to the Holder within fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and a new Warrant in the name of the Holder representing the rights, if any, that shall not have been exercised prior to the Expiration Date with respect to this Warrant shall also be delivered to such Holder within such time, with such new Warrant to be identical in all other respects to this Warrant. The Holder shall for all purposes be deemed to have become the holder of record of the Warrant Shares on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.01), irrespective of the date of delivery of the certificate or certificates representing the Warrant Shares; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of the Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open. The term “Warrant,” as used herein, includes any Warrants into which this Warrant may be divided or combined and any subsequent Warrants issued upon the transfer or exchange or reissuance upon loss hereof.

Section 1.03 Company Covenants. The Company represents, warrants, covenants and agrees:

(a) That all shares of Common Stock that may be issued upon exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof; and

(b) That during the period the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

ARTICLE II.

ADJUSTMENTS

Section 2.01 Adjustment Events.

(a) Capital Events. If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (in any instance, a “Capital Event”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) with respect to or in exchange for their Common Stock, then, as a condition of such Capital Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, an amount of such shares of stock, securities or assets (including cash) as may have been issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such Capital Event not taken place.

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(b) Preservation of Value. In the case of any Capital Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares that may be issued upon exercise of this Warrant and the Exercise Price hereof) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of the rights represented hereby.

(c) Obligation Expressly Assumed. The Company shall not effect any consolidation, merger or sale of all or substantially all of its assets, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation into or for the securities of which the previously outstanding stock of the Company shall be changed in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume by written instrument executed and mailed or delivered to the registered Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder, upon exercise of this Warrant, such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

Section 2.02 Subdivision or Combination of Stock. In the event that the Company shall at any time subdivide or split its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares subject to issuance upon exercise of this Warrant at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased. In the event that the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares subject to issuance upon exercise of this Warrant at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased. Any such increase or decrease, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination, as the case may be, becomes effective.

Section 2.03 Stock Dividends. In the event that the Company shall at any time declare any dividend or distribution upon its Common Stock payable in stock, the number of Warrant Shares subject to issuance upon exercise of this Warrant shall be increased by the number (and the kind) of shares which would have been issued to the holder of this Warrant if this Warrant were exercised immediately prior to such dividend. Such increase shall become effective immediately after the opening of business on the day following the record date for such dividend or distribution.

Section 2.04 Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of the Company owned or held by or for the account of the Company.

Section 2.05 Minimum Adjustment. No adjustment in the number of shares that may be issued upon exercise of this Warrant as provided in this Article II shall be required unless such adjustment would require an increase or decrease in such number of shares of at least one percent (1%) of the then adjusted number of shares of Common Stock that may be issued upon exercise of this Warrant; provided, however, that any such adjustments that by reason of the foregoing are not required to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, that if the Company shall at any time subdivide or combine the outstanding shares of Common Stock or issue additional shares of Common Stock as a dividend, said percentage shall forthwith be proportionately adjusted so as to appropriately reflect the same.

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Section 2.06 Adjustment of Exercise Price. Whenever the number of shares of Common Stock that may be issued upon exercise of this Warrant is adjusted, and effective at the time such adjustment is effective, as provided in Sections 2.01, 2.02 and 2.03 of this Article II, the Exercise Price shall be adjusted (to the nearest whole cent) by multiplying each such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock which may be issued upon the exercise of each such Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. The Company may retain a firm of independent certified public accountants (which may not be the regular accountants employed by the Company) to make any required computation, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

Section 2.07 Record Date. In the event that the Company shall not take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in Common Stock, then such record date shall be deemed for the purposes of this Article II to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend.

Section 2.8 Officer’s Certificate. Whenever the Exercise Price shall be adjusted as provided in this Article II, the Company shall forthwith file with its Secretary and retain in the permanent records of the Company, an officer’s certificate showing the adjusted Exercise Price determined as provided in this Article II, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional or fewer shares of Common Stock, and such other facts as may be reasonably necessary to show the reason for and the method of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder.

Section 2.9 Notice of Adjustment. Upon any adjustment of the number of shares that may be issued upon exercise of this Warrant or the Exercise Price, the Company shall give notice thereof to the Holder, which notice shall state the increase or decrease, if any, in the number of shares that may be issued upon the exercise of this Warrant and the Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 2.10 Definition of “Common Stock”. As used in this Article II, the term “Common Stock” shall mean and include all of the Company’s authorized Common Stock of any class as constituted on the Effective Date, and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum or stated value in respect of the rights of the holders thereof to participate in dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

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ARTICLE III.

TRANSFER RESTRICTIONS

Section 3.01 Securities Law Transfer Restrictions. By taking and holding this Warrant, the Holder (i) acknowledges that neither this Warrant nor any shares of Common Stock that may be issued upon exercise of this Warrant have been registered under the Securities Act or any applicable state securities or blue sky law (collectively, “Securities Laws”); (ii) agrees not to sell, transfer or otherwise dispose of this Warrant, and agrees not to sell, transfer or otherwise dispose of any such shares of Common Stock without registration unless the sale, transfer or disposition of such shares can be effected without registration and in compliance with the Securities Laws; and (iii) agrees not to sell, transfer or otherwise dispose of this Warrant or any portion thereof or interest therein except as otherwise expressly permitted herein. No part of this Warrant or any portion thereof or interest therein may be transferred, whether voluntarily, involuntarily or by operation of law, except to a Permitted Transferee as hereinafter defined. “Permitted Transferee” shall mean a transferee or assignee that (a)(i) is an entity as to which the Holder is the beneficial owner of at least a majority of the equity therein and the Holder has voting control thereover, (ii) is a member of the Holder’s family or a trust for the benefit of an individual Holder or (iii) a successor by inheritance or intestate succession to any interest in this Warrant or any portion thereof and (b) accepts by written instrument reasonably acceptable to the Company each of the terms and conditions that govern this Warrant. Any certificate for shares of Common Stock issued upon exercise of this Warrant shall bear an appropriate legend describing the foregoing restrictions, unless such shares of Common Stock have been effectively registered under the applicable Securities Laws.

Section 3.02 Provision of Information by Holder. The Holder shall make available to the Company such written information, presented in form and content satisfactory to the Company, as the Company may reasonably request, from time to time, in order to make the determination provided for in Section 3.01.

ARTICLE IV.

MISCELLANEOUS

Section 4.01 Transfer of Warrants. No right or interest in this Warrant shall be transferable except as provided in Article III.

Section 4.02 Notices. Any notice or communication to be given pursuant to this Warrant shall be in writing and shall be delivered in person or by certified mail, return receipt requested, in the United States mail, postage prepaid. Notices to the Company shall be addressed to the Company’s principal office. Notices to the Holder shall be addressed to the Holder’s address as reflected in the records of the Company. Notices shall be effective upon delivery in person, or, if mailed, at midnight on the fifth business day after mailing.

Section 4.03 No Shareholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

Section 4.04 Governing Law; Jurisdiction; Jury Trial. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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Section 4.05 Headings; Interpretation. The section headings used herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Warrant. When used in this Warrant, the term “including” shall mean “including, without limitation.”

Section 4.06 Successors. The covenants, agreements and provisions of this Warrant shall bind the parties hereto and their respective successors and permitted assigns.

Section 4.07 Integrated Agreement; Modification. This Warrant is a complete statement of the agreement of the parties with respect to the subject matter hereof and may be modified only by written instrument executed by the parties.

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued effective as of the ________, 2023.

BITECH TECHNOLOGIES CORPORATION a Delaware corporation

By:
Benjamin Tran, Chief Executive Officer

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Exhibit A

SUBSCRIPTION FORM

(To be Executed only upon Exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases __________ shares of Common Stock of Bitech Technologies Corporation, a Delaware corporation, that may be issued under this Warrant and herewith delivers the sum of $____________ in full payment of the Exercise Price for such shares, all on the terms and conditions specified in this Warrant. Such shares are to be delivered to such holder at the address reflected in the records of the Company unless contrary instructions are herein given.

Please issue the Common Stock into which the Warrant is being exercised to the Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: _________________________________________

Address: _________________________________________

Telephone Number: ________________________________

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: _________________________________________

DTC Number: _________________________________________

Account Number: ________________________________

Authorization: _________________________________________

By: _________________________________________

Title: _________________________________________

Dated:

Account Number (if electronic book entry transfer): _________________________________________

Transaction Code Number (if electronic book entry transfer): _________________________________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

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EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Benjamin Tran, Chief Executive Officer of Bitech Technologies Corporation, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Bitech Technologies Corporation for the quarter ended June 30, 2023.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d- 15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the issuer’s independent registered public accounting firm and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal control over financial reporting.

Date: August 15, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Robert J. Brilon, the Chief Financial Officer of Bitech Technologies Corporation, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Bitech Technologies Corporation for the quarter ended June 30, 2023;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d- 15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the issuer’s independent registered public accounting firm and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal control over financial reporting.

Date: August 15, 2023	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR

RULE 15d-14(b) and 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bitech Technologies Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Benjamin Tran, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Bitech Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR

RULE 15d-14(b) and 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bitech Technologies Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J. Brilon, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2023	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Bitech Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.